UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – February 8, 2012

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices)(Zipcode)

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Conditions

On February 8, 2012, IEC Electronics Corp. issued a press release announcing its financial results for the first fiscal quarter ended December 30, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report. Also on February 8, 2012, the Company posted on its website certain supplemental financial data for the fiscal quarter ended December 30, 2011. A copy of that information is furnished as Exhibit 99.2 to this report.

Section 8 - Other Event

Item 8.01 Other Events

IEC Electronics Corp. issued a press release on February 8, 2012, reporting that it has received an order from one of its Medical customers valued at more than $17 Million. A copy of the press release is furnished as Exhibit 99.3 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by IEC Electronics Corp. dated February 8, 2012.
99.2	Supplemental financial data posted on the website of IEC Electronics Corp. (www.iec-electronics.com) on February 8, 2012.
99.3	Press Release issued by IEC Electronics Corp. dated February 8, 2012.

The information in this Form 8-K and Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Neither the filing of any exhibit to this report nor the inclusion in such exhibits of a reference to IEC Electronics Corp.’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at IEC Electronics Corp.’s Internet address is not part of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: February 8, 2012	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman, Chief Executive Officer

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